ARTICLES OF AMENDMENT
                 TO THE ARTICLES OF INCORPORATION OF
                         LION RESOURCES, INC.

     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST:      The name of the corporation is Lion Resources, Inc.

     SECOND: The following amendments to the Articles of Incorporation of Lion Resources, Inc. were duly adopted by the shareholder of the corporation at a meeting held October 24, 1983, in the manner prescribed by the Utah Business Corporation Act, to-wit:

                             ARTICLE I - NAME

     The name of this corporation is BETHURUM LABORATORIES, INC.

                          ARTICLE III - PURPOSES

     a. To produce and market ointments used in connection with human and animal skin conditions.

     b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

     c. To do each and every thing necessaryt suitable or proper fc the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

     d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and It is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                      ARTICLE IV - CAPITAL STRUCTURE.

     The aggregate number of shares which this corp oration shall have authority to issue is 100,000,000 shares of $0.001 par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The Board of Directors is authorized to establish other stock classes than common, to convert treasury or unissued shares to other classes, and to fix and determine the relative rights with respect to shares in each class.

          THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 2,000,000, and the number entitled to vote thereon was 2,000,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:
              CLASS     NUMBER OF SHARES
              Common           2,000,000

     FIFTH: The number of shares voted for such amendments was 1,137,500, with None opposing and None abstaining.

     SIXTH: These amendments do not provide for any exchange, reclassification or cancellation of issued shares; however, the amendment to
Article IV effects a forward split of the 2,000,000 shares of the $0.001 par value common stock of the corporation which are presently issued and outstanding on a basis of 1.667 for 1.

     SEVENTH: These amendments do not effect a change in the stated capital of the corporation.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 24th day of October, 1983.

LION RESOURCES, INC.

By/s/Marie Mancino
    Marie Mancino, President

Attest:

/s/Sheryl Olsen
Sheryl Olsen, Seceretary